                                                                    EXHIBIT 23.2

                       Consent of Independent Accountants

            We hereby consent to the use in this Amendment No. 1 to Registration
Statement No.  333-104541 of Empire Resorts,  Inc. on Form S-4 of (i) our report dated  June  25 ,  2003,  relating  to  the  financial  statements  of  Catskill
Development,  L.L.C.  and (ii) our report dated July 18 , 2003,  relating to the financial  statements of Monticello Raceway  Development  Company,  LLC, each of which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/S/ Bachrach, Waschitz & Waschitz, LLP

Monticello, New York
September 23, 2003